Exhibit (j)


            CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the reference to our  firm  under  the
captions "Financial Highlights," "Independent Auditors"
and  "Financial  Statements" and  to  the  use  of  our
reports  dated  July 28, 2000 for the  Frontegra  Total
Return  Bond Fund, the Frontegra Opportunity Fund,  the
Frontegra Growth Fund and the Frontegra Emerging Growth
Fund  in the Registration Statement (Form N-1A) of  the
Frontegra  Funds,  Inc.  and  their  incorporation   by
reference  in  the related Prospectus and Statement  of
Additional  Information filed with the  Securities  and
Exchange  commission  in this Post-Effective  Amendment
No.   10  to  the  Registration  Statement  under   the
Securities Act of 1933 (File No. 333-7305) and in  this
Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7685).



                                    /s/ Ernst & Young LLP

                                   Ernst & Young LLP


Chicago, Illinois
October 23, 2000